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                            IICA GUARANTEED ACCOUNT

                        ING INSURANCE COMPANY OF AMERICA

          SUPPLEMENT DATED MAY 2, 2002 TO PROSPECTUS DATED MAY 1, 2002

THE INFORMATION IN THIS SUPPLEMENT AMENDS CERTAIN INFORMATION CONTAINED IN THE PROSPECTUS DATED MAY 1, 2002. YOU SHOULD READ THIS SUPPLEMENT ALONG WITH THE PROSPECTUS.

-- The following address and phone number replaces the Service Center address and phone number listed on pages 1, 3 and 16 of the prospectus:

                              Our Service Center:
                                      ING
                                 P.O. Box 2700
                        West Chester, Pennsylvania 19380

                                 1-800-366-0066

-- The phone number listed in the section entitled "Summary -- Notification of Maturity" on page 6 of the prospectus and "Description of the Guaranteed Account -- General" on page 7 of the prospectus is replaced with 1-800-366-0066.

121804
                                                                      X.49581-02